Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE3
                             Payment Date 01/25/2001



Servicing Certificate                                             Group 1             Group 2
---------------------
Beginning Pool Balance                                                 514,509,004.62    73,416,913.32
Beginning PFA                                                               79,404.50             0.00
Ending Pool Balance                                                    507,698,167.05    72,514,744.54
Ending PFA Balance                                                                  -                -
Principal Collections                                                    6,890,242.07       902,168.78
Principal Draws                                                                     -                -
Net Principal Collections                                                6,890,242.07       902,168.78
Active Loan Count                                                              15,345              442

Interest Collections                                                     4,169,358.09       620,821.99

Weighted Average Net Loan Rate                                              11.23000%        10.64800%
Substitution Adjustment Amount                                                   0.00             0.00

              Beginning           Ending                                         Interest   Security
Term Notes     Balance           Balance        Factor    Principal   Interest   Shortfalls     %      Coupon
----------     -------           -------        ------    ---------   ---------  ----------     -      ------
Class A-1     253,489,344.25   245,454,347.94  0.92561068,034,996.311,429,574.28      0.00 0.408409897  6.768%
Class A-2      69,781,000.00    69,781,000.00  1.0000000        0.00  416,941.48      0.00 0.116108153  7.170%
Class A-3      62,885,000.00    62,885,000.00  1.0000000        0.00  385,694.67      0.00 0.104633943  7.360%
Class A-4      22,574,000.00    22,574,000.00  1.0000000        0.00  145,226.07      0.00 0.037560732  7.720%
Class A-5      52,454,000.00    52,454,000.00  1.0000000        0.00  317,346.70      0.00  0.08727787  7.260%
Class A-6      31,150,714.75    30,098,658.42  0.8654262 1,052,056.33 175,936.64      0.00 0.050080962  6.778%
Class A-7      16,444,000.00    16,444,000.00  1.0000000        0.00   99,623.23      0.00 0.027361065  7.270%
Class A-8      17,704,000.00    17,704,000.00  1.0000000        0.00  115,076.00      0.00 0.029457571  7.800%
Class M1       30,351,000.00    30,351,000.00  1.0000000        0.00  209,674.83      0.00 0.050500832  8.290%
Class M2       16,527,000.00    16,527,000.00  1.0000000        0.00  121,611.18      0.00 0.027499168  8.830%
Class B        12,320,000.00    12,320,000.00  1.0000000        0.00   92,400.00      0.00 0.020499168  9.000%
Certificates      -                 -             -           -             0.00     -          -         -

Beginning Overcollateralization Amount                                   2,325,263.44
Overcollateralization Amount Increase (Decrease)                         1,294,641.79
Outstanding Overcollateralization Amount                                 3,619,905.23




Credit Enhancement Draw Amount                                                   0.00
Unreimbursed Prior Draws                                                         0.00


                                                                                                         Number     Percent
                                                                              Balance                   of Loans  of Balance
Delinquent Loans (30 Days)                                               2,700,757.55                      43        0.53%
Delinquent Loans (60 Days)                                                 339,274.98                      6         0.07%
Delinquent Loans (90+ Days) (1)                                             41,019.58                      2         0.01%
REO                                                                              0.00                      0         0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                                   Liquidation To-Date
Beginning Loss Amount                                                            0.00
Current Month Loss Amount                                                        0.00
Ending Loss Amount                                                               0.00             0.00

                                                                    Special Hazard                       Fraud    Bankruptcy
Beginning Amount                                                                 0.00                        0.00        0.00
Current Month Loss Amount                                                        0.00                        0.00        0.00
Ending Amount                                                                       -                           -           -

Liquidation Loss Distribution Amounts                                            0.00
Extraordinary Event Losses                                                       0.00
Excess Loss Amounts                                                              0.00

Capitalized Interest Account
Beginning Balance                                                        2,017,121.21
Withdraw relating to Collection Period                                           0.00
Interest Earned (Zero, Paid to Funding Account)                                  0.00
Total Ending CIA Balance to Seller                                      (2,017,121.21)
                                                                        --------------



Total Ending Capitalized Interest Account Balance as of Payment Date             0.00
Interest earned for Collection Period                                       10,866.53
Interest withdrawn related to prior Collection Period                       12,527.43


Prefunding Account
Beginning Balance                                                           79,404.50
Additional Purchases during Revolving Period                               (79,400.00)
Excess of Draws over Principal Collections                                       0.00
Ending PFA Balance to Noteholders                                               (4.50)
                                                                                ------
Total Ending Balance as of Payment Date                                          0.00
Interest earned for Collection Period                                        2,700.26
Interest withdrawn related to prior Collection Period                      640,363.12

Current Month Repurchases Units                                                     0
Cuurent Month Repurchases ($)                                                       -
